Exhibit 99.2

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Interim Consolidated Financial Statements (Unaudited)

As of and For the Six Months Ended December 31, 2013 and 2012

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

As of and For the Six Months Ended December 31, 2013 and 2012

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)

December 31, 2013 and 2012

	2013	2012
Assets

Current assets:
Cash	$2,614,974	$807,059
Trade accounts receivable, less allowance for doubtful accounts of $895,098 in 2013 and $1,114,531 in 2012	20,863,897	23,776,516
Inventories	16,760,719	17,467,962
Prepaid expenses and refundable taxes	2,082,921	2,038,454
Deferred income taxes	93,095	157,837

Total current assets	42,415,606	44,247,828

Property and equipment
Land and improvements	4,964,210	5,020,296
Buildings and improvements	14,468,959	14,464,360
Equipment	38,316,263	38,548,098
Automobiles and trucks	5,772,267	5,764,798
Furniture and fixtures	154,867	155,488
Leasehold improvements	6,319,585	6,190,477
Construction in progress	—	152,172

Total property and equipment	69,996,151	70,295,689

Less accumulated depreciation and amortization	(52,933,074)	(50,831,639)

Property and equipment, net	17,063,077	19,464,050

Other assets:
Available-for-sale investments, at fair value (notes 2 and 8)	7,491,079	5,399,095
Cash value of life insurance	5,369,833	5,027,484
Other	317,135	331,315

Total other assets	13,178,047	10,757,894

Total assets	$72,656,730	$74,469,772

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)

December 31, 2013 and 2012

	2013	2012
Liabilities and Equity

Current liabilities:
Current installments of long-term debt	$5,000	$5,375
Trade accounts payable	31,373,741	31,723,859
Accrued expenses	4,641,428	4,272,204

Total current liabilities	36,020,169	36,001,438

Long-term liabilities:
Long-term debt, excluding current installments (note 3)	35,000	3,866,000
Supplemental retirement (note 5)	7,136,515	5,465,329
Deferred income taxes	314,912	1,240,557
Other	244,346	201,595

Total long-term liabilities	7,730,773	10,773,481

Total liabilities	43,750,942	46,774,919

ESOP shares subject to redemption (notes 6 and 9)	11,296,141	12,223,251

Stockholders’ equity (notes 6 and 9):
Common stock, $1 par value. Authorized 455,000 shares; issued and outstanding 114,194 shares in 2013 and 117,958 shares in 2012	114,194	117,958
Additional paid-in capital	1,304,396	1,304,396
Accumulated other comprehensive income, net of deferred income taxes	1,462,770	734,834
Retained earnings	26,024,428	25,537,665
ESOP shares subject to redemption (notes 6 and 9)	(11,296,141)	(12,223,251)

Total stockholders’ equity	17,609,647	15,471,602

Total equity	28,905,788	27,694,853

Commitments and contingencies (note 7)

Total liabilities and equity	$72,656,730	$74,469,772

See accompanying notes to condensed interim consolidated financial statements.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

Six Months ended December 31, 2013 and 2012

	2013	2012

Net sales	$516,961,448	$533,057,580
Cost of sales	483,010,542	499,096,034

Gross profit	33,950,906	33,961,546

Other income:
Rental income	401,162	390,269
Interest and service charges	85,896	97,519
Gain (loss) on sales of property and equipment, net	1,374	(8,737)
Other, net	584,759	685,450

Total other income	1,073,191	1,164,501

Total gross profit and other income	35,024,097	35,126,047

Operating expenses:
Salaries and employee benefits	13,754,473	14,076,067
Rent	2,791,794	2,834,002
Credit card processing fees	2,959,447	2,920,211
Truck and automobile operations	1,947,199	2,068,787
Insurance	1,607,034	1,785,174
Repairs and maintenance	2,193,065	2,394,125
Taxes and licenses	1,833,712	1,862,858
Depreciation and amortization	1,526,846	1,708,137
Interest	61,274	44,917
ESOP contributions (note 6)	125,626	125,069
Other	5,129,939	4,840,627

Total operating expenses	33,930,409	34,659,974

Income before income tax expense	1,093,688	466,073

Income tax expense (note 4)	393,728	168,069

Net income	$699,960	$298,004

See accompanying notes to condensed interim consolidated financial statements.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (unaudited)

Six Months ended December 31, 2013 and 2012

	2013	2012

Net income	$699,960	$298,004
Other comprehensive income:
Unrealized gains on available-for-sale investments arising during the period, net of deferred income tax effect of $271,322 in 2013 and $98,595 in 2012	443,436	161,140

Total comprehensive income	$1,143,396	$459,144

See accompanying notes to condensed interim consolidated financial statements.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Six Months ended December 31, 2013 and 2012

	2013	2012

Cash flows from operating activities:
Net income	$699,960	$298,004
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,520,372	1,690,979
Amortization of other assets	6,474	17,158
Provision for bad debts	150,000	150,000
(Gain) loss on sales of property and equipment, net	(1,374)	8,737
Increase in cash value of life insurance	(256,000)	(265,000)
Supplemental retirement	882,631	573,960
Deferred income tax benefit	(725,016)	(206,356)
Net (increase) decrease in:
Trade accounts receivable	7,208,348	3,035,808
Inventories	(2,965,091)	(3,516,803)
Prepaid expenses and refundable income taxes	(1,372,018)	(859,676)
Net increase (decrease) in:
Trade accounts payable and accrued expenses	(7,432,066)	(5,658,355)
Other liabilities	13,647	(84,682)

Net cash used in operating activities	(2,270,133)	(4,816,226)

Cash flows from investing activities:
Capital expenditures	(469,833)	(691,787)
Proceeds from sales of property and equipment	35,789	27,854
Purchases of available-for-sale investments	(57,933)	(49,937)
Proceeds from sales of other assets	1,233	—
Proceeds from split dollar life insurance policy	178,735	—

Net cash used in investing activities	(312,009)	(713,870)

Cash flows from financing activities:
Borrowings under revolving line of credit, net	—	3,826,000
Repayment of borrowings against cash value of life insurance	(3,960,895)	(3,532,057)
Cash dividends	(93,641)	(117,958)
Repurchase of outstanding shares of common stock	(731,363)	(781,510)

Net cash used in financing activities	(4,785,899)	(605,525)

Net decrease in cash	(7,368,041)	(6,135,621)

Cash, beginning of period	9,983,015	6,942,680

Cash, end of period	$2,614,974	$807,059

Supplemental disclosures of cash flows information:
Cash paid during the year for:
Interest	$72,538	$72,261
Income taxes, net of refunds received	1,480,675	941,675
Noncash transactions:
The net unrealized gains on available-for-sale investments, net of deferred income tax effects, of $443,436 and $161,140 have been reflected as noncash transactions in 2013 and 2012, respectively.

See accompanying notes to condensed interim consolidated financial statements.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Condensed Interim Consolidated Financial Statements (unaudited)

December 31, 2013 and 2012

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Petroleum Marketers, Incorporated and subsidiaries (the Company) distributes petroleum products and operates convenience stores and branded food locations. Its customers include dealer, commercial, industrial, governmental, residential and automotive entities, as well as individual consumers. The Company’s convenience stores are branded Shell, Exxon, Citgo and BP, and its branded food locations are franchised through Burger King, Arby’s and Subway. The Company was incorporated in March 1950 in the Commonwealth of Virginia, with operations now expanded into West Virginia, Tennessee, North Carolina, Maryland, Kentucky and Pennsylvania.

As further described in note 9, on April 30, 2014, Lehigh Gas Partners LP, based in Allentown, Pennsylvania, became the owner of the Company through a series of merger agreements and transactions.

(b)	Interim Financial Statements

The accompanying condensed interim consolidated financial statements and related note disclosures are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) on the same basis as the corresponding audited consolidated financial statements for the fiscal year ended June 30, 2013, and, in the opinion of management, include all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of December 31, 2013 and 2012, and the results of operations and cash flows for the periods presented. Operating results for the six months ended December 31, 2013, are not necessarily indicative of the results that may be expected for future periods. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted under the Securities and Exchange Commission’s (SEC) rules and regulations for interim financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the Company’s corresponding audited consolidated financial statements and accompanying notes for the fiscal year ended June 30, 2013.

(2)	Available-for-Sale Investments

The cost, gross unrealized gains, gross unrealized losses and fair value of available-for-sale investments at December 31, 2013 and 2012 are as follows:

	2013
	Cost	Gross unrealized gains	Gross unrealized losses	Fair value

Mutual funds	$5,133,294	$2,357,785	$—	$7,491,079

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Condensed Interim Consolidated Financial Statements (unaudited)

December 31, 2013 and 2012

	2012
	Cost	Gross unrealized gains	Gross unrealized losses	Fair value

Mutual funds	$4,214,643	$1,184,452	$—	$5,399,095

(3)	Long-Term Debt

The Company’s revolving credit agreement provided for borrowings not to exceed $20,000,000. During the six months ended December 31, 2012, the Company borrowed $3,826,000, which was repaid in the first six months of calendar year 2013. The revolving credit agreement was terminated upon the acquisition described in note 9.

(4)	Income Taxes

Income tax expense for the six-month periods ended December 31, 2013 and 2012 do not differ materially from amounts computed by applying the U.S. Federal income tax rate of 34% to income before income tax expense. The primary difference represents the impact of state income taxes, net of federal income tax benefit.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has determined that a valuation allowance for the gross deferred tax assets is not necessary at December 31, 2013 and 2012, since realization of the gross deferred tax assets can be supported by both the amount of taxes paid during the carryback period available under current tax laws and the reversal of the temporary differences which gave rise to the deferred tax liabilities.

The Company does not have any uncertain tax benefits and does not expect material changes in the amount of unrecognized tax benefits in the next 12 months. The Company’s tax returns for years prior to 2011 are no longer subject to examination by federal or state tax authorities.

(5)	Supplemental Retirement

The Company had supplemental retirement agreements with certain officers of the Company employed through April 30, 2014. The Company estimated the liability at December 31, 2013 and 2012 under these agreements, as applicable, to be $7,136,515 and $5,465,329, respectively. In connection with the agreements, the Company has available-for-sale investments of $7,491,079 and $5,399,095 at December 31, 2013 and 2012, respectively, which have been designated to fund the supplemental retirement liability (see note 2).

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Condensed Interim Consolidated Financial Statements (unaudited)

December 31, 2013 and 2012

(6)	Employee Stock Ownership Plan

Effective July 1, 1986, the Company’s Profit Sharing Thrift Plan was amended and restated into an Employee Stock Ownership Plan covering substantially all of the Company’s employees. The ESOP purchased 100,000 shares of stock from various stockholders with assets transferred from the Thrift Plan and the proceeds from a long-term $2,000,000 bank loan collateralized by stock and guaranteed by the Company. This loan was paid in full during 1996. During June 1990, the ESOP purchased 7,206 shares of stock from various stockholders with the proceeds from a long-term $985,959 bank loan collateralized by stock and real property and guaranteed by the Company. On April 29, 1996, the ESOP purchased an additional 6,834 shares of common stock (6,740 shares from a stockholder and 94 shares from the Company) with the proceeds from a long-term $450,000 bank loan collateralized by stock and real property and guaranteed by the Company. Both of these loans were paid in full during 2001. On November 18, 1999, the ESOP purchased 14,200 shares of stock from two stockholders with the proceeds from a long-term $1,724,732 bank loan collateralized by stock and real property and also guaranteed by the Company. This loan was paid in full during 2010. Dividends received by the ESOP on existing shares and contributions to the ESOP received from the Company were used to repay the loans with interest.

Contributions to the plan by the Company were $125,626 for the six months ended December 31, 2013 and $125,069 for the six months ended December 31, 2012.

Because the ESOP guaranteed bank loan was paid in full during 2010, the ESOP held no shares of stock in suspense at December 31, 2013 or 2012.

The ESOP contains a put option which allows participants who are withdrawing from the ESOP to require the Company to repurchase the stock in their accounts at fair market value, as defined, during the put option period, as defined. The ESOP has the option of assuming the Company’s repurchase obligations resulting from the put option. For purposes of transactions relating to the ESOP, the Company’s common stock is valued by an independent third-party appraiser and approved by the trustee of the ESOP. The valuation is performed annually after the completion of the Company’s annual financial statement audit and considers the three basic approaches to value – the asset approach, the income approach, and the market data approach. As of June 30, 2013 (the date of the most recent valuation), a blending of the results from all three approaches was considered by the independent third-party appraiser to provide the best estimate of fair value. The estimated redeemable value of the Company’s stock subject to the put option is the appraised price per share of stock times the number of shares held by participants in the ESOP. Based on the most recent independent third-party stock valuation, the fair value of 44,129 and 47,893 shares of Company stock allocated to participants’ accounts at December 31, 2013 and 2012, and potentially subject to the aforementioned put option, was $11,296,141 and $12,223,251, respectively. The ESOP’s provisions allow the Company to fulfill its repurchase obligations related to any exercised put options over a five-year period, at the Company’s election.

In order to present the accompanying condensed consolidated financial statements in accordance with the SEC’s Regulation S-X, the fair value of the ESOP shares subject to redemption has been presented in between stockholders’ equity and liabilities on the accompanying condensed consolidated balance sheets. Changes in the fair value of the ESOP shares subject to redemption are recorded as a charge or credit to stockholders’ equity.

8	(Continued)

PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Condensed Interim Consolidated Financial Statements (unaudited)

December 31, 2013 and 2012

(7)	Commitments and Contingencies

(a)	Stock Purchase Agreements

Under stock purchase agreements with certain former stockholders, the Company was obligated to purchase, at the price included in the agreements, its common stock held by these stockholders. Benefits from Company-owned life insurance policies provided the primary funding for the Company’s stock purchase obligations under the agreements.

(b)	Environmental Compliance

The Company has to comply with federal and state laws and regulations relating to storage tanks. For the six-months ended December 31, 2013 and 2012, the Company paid approximately $888,000 and $887,000, respectively, into state petroleum storage tank funds. These funds limit the Company’s environmental liabilities related to underground storage tanks to $50,000 on-site and $150,000 off-site per occurrence, and environmental liabilities related to above-ground storage tanks to five cents per gallon times the tank’s storage capacity per on-site occurrence. In addition to amounts paid into storage tank funds, the Company incurred environmental costs of $86,382 and $77,464 for the six months ended December 31, 2013 and 2012, respectively, primarily attributable to federal and state compliance requirements. As a result of replacing or improving its storage tanks, the Company may uncover contaminated soil which will require corrective action. The Company has not currently identified any sites which require corrective action and is unable to estimate a range for these potential future costs.

(c)	Legal Matters

The Company is involved in litigation which arose in the normal course of business. Management believes that resulting settlements, if any, will not have a significant impact on the Company’s consolidated financial condition, results of operations or liquidity.

(8)	Fair Value Measurements

(a)	Fair Value of Financial Instruments

The estimated fair values of financial instruments are determined based on the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts approximate fair values of the financial instruments shown on the condensed consolidated balance sheets and represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

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PETROLEUM MARKETERS, INCORPORATED AND SUBSIDIARIES

Notes to Condensed Interim Consolidated Financial Statements (unaudited)

December 31, 2013 and 2012

Specifically, the following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash, trade accounts receivable, trade accounts payable, and accrued expenses: The carrying amounts approximate fair value because of the short-term nature of these instruments.

Available-for-sale investments: Mutual funds are measured using quoted market prices at the reporting date multiplied by the quantity held.

Long-term debt: The fair value of the Company’s long-term debt is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates currently available for similar instruments of comparable maturities.

(b)	Fair Value Hierarchy

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following tables present by level, within the fair value hierarchy, assets that are measured at fair value on a recurring basis at December 31, 2013 and 2012:

	Assets measured at fair value at December 31, 2013
	Level 1	Level 2	Level 3	Total

Available-for-sale investments:
Balanced mutual funds	$7,491,079	$—	$—	$7,491,079

	Assets measured at fair value at December 31, 2012
	Level 1	Level 2	Level 3	Total
Available-for-sale investments:
Balanced mutual funds	$5,399,095	$—	$—	$5,399,095

(9)	Subsequent Events

On March 20, 2014, the Company entered into an Agreement and Plan of Merger among Pinehurst Petroleum, LLC (Pinehurst), PMI Merger Sub, Inc., Petroleum Marketers, Incorporated Employee Stock Ownership Trust and Ronald R. Hare, in his capacity as representative (the Merger Agreement) pursuant to which Pinehurst agreed to acquire all of the shares of the Company for $75.0 million subject to an adjustment for a targeted net working capital of $3.0 million, through the merger of PMI Merger Sub, Inc., a wholly owned subsidiary of Pinehurst, and the Company. Under the terms of the Merger Agreement, the stockholders of the Company agreed to escrow $5.0 million for 25 months after the closing date to secure the indemnity provisions for the benefit of Pinehurst contained in the Merger Agreement. The Merger Agreement also contains customary representations, warranties, agreements and obligations of the parties, and termination, closing conditions and indemnity provisions.

On April 30, 2014, Lehigh Gas Partners LP (the Partnership), an SEC registrant, purchased all of the equity interests of Pinehurst. Subsequent to such purchase, the merger became effective and, as a result, the Partnership became the owner of the Company.

The Company has evaluated subsequent events for potential recognition and/or disclosure through July 8, 2014, the date the December 31, 2013 and 2012 condensed interim consolidated financial statements were available to be issued.

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